UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

INSPIREMD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

Telephone: (888) 776-6804

May 10, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of InspireMD, Inc. to be held at 11:30 a.m., New York time, on June 29, 2017, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2016 Annual Report to Stockholders. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2016 Annual Report to Stockholders and a form of proxy card or voting instruction card.

Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the annual meeting, whether or not you plan to attend. If you attend the annual meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the annual meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the annual meeting.

Sincerely,

/s/ Sol J. Barer, Ph.D.
Sol J. Barer, Ph.D.
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON June 29, 2017:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2016 Annual Report to Stockholders are available at:

www.proxyvote.com

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

Telephone: (888) 776-6804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 29, 2017

The 2017 Annual Meeting of Stockholders of InspireMD, Inc., a Delaware corporation (the “Company”), will be held at 11:30 a.m., New York time, on June 29, 2017, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of two Class 3 directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which the following are nominees: James Barry, Ph.D. and Thomas J. Kester.

(2)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017.

(3)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote FOR the election of the nominees for director named above (Proposal 1) and FOR the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2).

The board of directors has fixed the close of business on May 8, 2017, as the record date (the “Record Date”). Only holders of record of shares of our common stock are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Craig Shore by email at craigs@inspiremd.com or phone at 972-3-6917691 if you plan to attend the meeting prior to 5:00 p.m., New York time, on June 28, 2017, so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 11:00 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or if you requested to receive printed proxy materials, complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of The Board of Directors,

/s/ Sol J. Barer
Sol J. Barer, Ph.D.
Chairman

May 10, 2017

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InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

Telephone: (888) 776-6804

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 29, 2017

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “InspireMD” refer to InspireMD, Inc., a Delaware corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share.

All amounts set forth in this proxy statement are adjusted for the 1-for-25 reverse stock split of our common stock that occurred on October 7, 2016.

The accompanying proxy is solicited by the board of directors on behalf of InspireMD, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on June 29, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about May 15, 2017.

The executive office of the Company is located at, and the mailing address of the Company is, 4 Menorat Hamaor St., Tel Aviv, Israel 6744832.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON June 29, 2017:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2016 Annual Report to Stockholders are available at:

www.proxyvote.com

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2016 Annual Report to Stockholders. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report to Stockholders and a form of proxy card or voting instruction card.

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ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Election of two Class 3 directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which the following are nominees: James Barry, Ph.D. and Thomas J. Kester.

(2)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the year ending December 31, 2017.

(3)	Such other business as may properly come before the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Notice or Proxy Statement in the future, he or she may contact InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832, Attn: Investor Relations or call (888) 776-6804 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Notice or Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. As such, we have elected to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice for shares held in your name and a notice or voting instruction card for shares held in street name. Please follow the directions provided in the Notice and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

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What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 8, 2017 (the “Record Date”). The Record Date is established by the board of directors as required by Delaware law. On the Record Date, 7,421,847 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you own as of the Record Date.

What is the quorum requirement?

The presence, in person or by proxy, of the holders of a majority of the shares of the stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Action Stock Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker does not have discretionary authority to vote your shares with respect to the election of directors (Proposal 1) in the absence of specific instructions from you.

With respect to the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 2), your broker will have the discretion to vote your shares and, therefore, will be able to vote your shares with respect to such proposal even if you do not provide your broker with instructions on that proposal.

How do I vote my shares?

Your vote is very important to us and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction card (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet - All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

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●	In Person - All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other nominee has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other nominee to furnish you with a nominee issued proxy. You will need to bring the nominee issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without a nominee issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.

●	By Written Proxy - All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a written proxy card and a voting instruction card from your bank, broker or other nominee.

The board of directors has appointed Craig Shore, chief financial officer, chief administrative officer, treasurer and secretary, and James Barry, Ph.D., president, chief executive officer and director, to serve as the proxies for the Annual Meeting.

If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction card provided by your broker or other intermediary except with respect to one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

All votes will be tabulated by James Barry, Ph.D., the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

In the election of directors (Proposal 1), stockholders may vote for all director nominees or may withhold their votes as to one or more director nominees. With respect to the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 2), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of the nominees for director.

Proposal 2—FOR the ratification of the appointment of the independent registered public accounting firm.

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What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of the nominees for director.

Proposal 2—FOR the ratification of the appointment of the independent registered public accounting firm.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be unable to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Annual Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to Craig Shore, chief financial officer, chief administrative officer, treasurer and secretary, at the Company’s address above, which notice must be received before noon, New York time on June 28, 2017.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the two director nominees (Proposal 1) who receive the most votes cast in the election of directors will be elected.

Assuming the presence of a quorum, the ratification of the independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that voted for or against such proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect with respect to the election of directors (Proposal 1) or the ratification of the independent registered public accounting firm (Proposal 2).

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon the election of directors (Proposal 1). With respect to the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 2), broker-non-votes are not applicable because such proposal is considered a routine matter and therefore a broker holding shares for a beneficial owner will have discretionary authority to vote those shares for such proposal in the absence of voting instructions from the beneficial owner.

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Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will the next stockholder advisory vote on executive compensation occur?

At our 2012 Annual Meeting of Stockholders, we submitted to stockholders an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years. “Three years” was the frequency that received the highest number of votes. In light of such outcome, we intend to hold an advisory vote on executive compensation every three years. The last stockholder advisory vote on executive compensation was held at our 2015 Annual Meeting of Stockholders. Therefore, we anticipate that the next such vote will be held at our 2018 Annual Meeting of Stockholders.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company, as well as a proxy solicitation firm hired by the Company, to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company, as well as any proxy solicitation firm hired by the Company, may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Craig Shore by email at craigs@inspiremd.com or phone at 972-3-6917691.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

The board of directors has determined that Sol J. Barer, Ph.D., Campbell Rogers, M.D., Paul Stuka, Michael Berman, Isaac Blech and Thomas J. Kester, and our former director, James J. Loughlin, who resigned from our board as of May 24, 2016, satisfy the requirement for independence set out in Section 803 of the NYSE MKT rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE MKT rule referenced above.

Board Committees

Our board of directors has established an audit committee, a nominating and corporate governance committee and a compensation committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee is currently comprised of Messrs. Berman, Stuka and Kester, each of whom our board has determined to be financially literate and qualify as an independent director under Section 803(B)(2) of the NYSE MKT rules. Mr. Kester is the chairman of our audit committee and qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee held a total of five meetings during the twelve months ended December 31, 2016. The audit committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.inspiremd.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (888) 776-6804.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is currently comprised of Messrs. Berman and Stuka and Dr. Barer, each of whom qualify as an independent director under Section 803(A) of the NYSE MKT rules. Mr. Berman is the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee identifies and recommends to our board of directors individuals qualified to be director nominees. In addition, the nominating and corporate governance committee recommends to our board of directors the members and chairman of each board committee who will periodically review and assess our code of business conduct and ethics and our corporate governance guidelines. The nominating and corporate governance committee also makes recommendations for changes to our code of business conduct and ethics and our corporate governance guidelines to our board of directors, reviews any other matters related to our corporate governance and oversees the evaluation of our board of directors and our management. The nominating and corporate governance committee did not hold any meetings during the twelve months ended December 31, 2016. The nominating and corporate governance committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.inspiremd.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (888) 776-6804.

Compensation Committee. Our compensation committee is currently comprised of Mr. Stuka and Dr. Barer, each of whom qualify as an independent director under Sections 803(A) and 805(c)(1) of the NYSE MKT rules. Mr. Stuka is the chairman of our compensation committee. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers and directors. The compensation committee also administers our stock option plans and recommends and approves grants of stock options under such plans. The compensation committee held a total of four meetings during the twelve months ended December 31, 2016. The compensation committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.inspiremd.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (888) 776-6804.

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Meetings and Attendance

The board of directors held a total of seventeen meetings during the twelve months ended December 31, 2016, and each director other than Mr. Blech attended at least 75 percent of the aggregate number of all (i) board meetings held during the period for which he was a director and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend. One of seven directors attended our 2016 Annual Meeting of Stockholders.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. Our board believes it is in the best interests of the stockholders and the Company for the board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the offices of the chairman of the board and the chief executive officer are held by two different people. Dr. Barer is our independent, non-executive chairman of the board of directors and Dr. Barry is our chief executive officer. The chief executive officer is responsible for the day to day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the board. We believe that separation of the positions reinforces the independence of the board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the Company and its stockholders. Furthermore, we believe that Dr. Barer is especially suited to serve as our chairman of the board, in light of his significant scientific and executive leadership experience in the U.S. life sciences industry and his service on the board of directors of other publicly-held biopharmaceutical companies, which provide him with a unique perspective on the best methods of growth for a life sciences company.

Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

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The audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receives direction from the full board of directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, the compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee regularly reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, reports on the findings from the discussions with our board of directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Ethics

We have adopted a code of ethics and business conduct that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is posted on our web site at www.inspiremd.com. We intend to disclose future amendments to certain provisions of the code of ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of such amendment or waiver.

Communications with the Board of Directors

A stockholder who wishes to communicate with our board of directors, any committee of our board of directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. Our secretary will forward such communication to the full board of directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our board of directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Nomination Policies

We have a standing nominating and corporate governance committee consisting entirely of independent directors. Each director nominee was recommended to the board by the nominating and corporate governance committee for selection.

The nominating and corporate governance committee will consider all proposed nominees for the board of directors, including those properly put forward by stockholders. Stockholder nominations should be addressed to the nominating and corporate governance committee in care of the Secretary, c/o InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832, in accordance with the provisions of the Company’s amended and restated bylaws. The nominating and corporate governance committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and our circumstances. In making its recommendations to the board, the nominating and corporate governance committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, the nominating and corporate governance committee will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of us, our history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to us. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

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The board and the nominating and corporate governance committee aim to assemble a diverse group of board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the board. The board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the board or one of its committees.

Certain Related Transactions and Relationships

We effected a 1-for-25 reverse stock split of our outstanding common stock on October 7, 2016. Unless otherwise indicated, the share numbers and prices described below have been adjusted to give effect to the reverse stock split.

On March 9, 2015, we closed a public offering of approximately 137,481 shares of common stock and warrants to purchase up to approximately 137,481 shares of common stock at a price of $137.50 per share, for gross proceeds of $13.7 million, before deducting placement agents’ fees and estimated offering expenses. Each purchaser received a warrant to purchase one share of common stock for each share of common stock that it purchased in the offering. The warrants have a term of exercise of five years from the date of issuance and an exercise price of $137.50. The purchasers in the offering included: Dr. Barer, the chairman of our board of directors, who purchased 10,000 shares of common stock and warrants to purchase 10,000 shares of common stock, for a purchase price of $1,000,000, Osiris Investment Partners, L.P., of which Mr. Stuka, our director, is the principal and managing member, which purchased 2,500 shares of common stock and warrants to purchase 2,500 shares of common stock, for a purchase price of $250,000 and Alan Milinazzo, our former president, chief executive officer and director until his resignation from such positions on June 6, 2016, who purchased 500 shares of common stock and warrants to purchase 500 shares of common stock, for a purchase price of $50,000.

On March 21, 2016, we closed a private placement of 41,323 shares of our common stock and warrants to purchase up to 20,663 shares of our common stock with certain of our officers and directors. The purchasers in the private placement included: Dr. Barer, the chairman of our board of directors, who purchased 33,899 shares of common stock and warrants to purchase 16,950 shares of common stock, for a purchase price of $500,000, Osiris Investment Partners, L.P., of which Mr. Stuka, our director, is the principal and managing member, which purchased 5,085 shares of common stock and warrants to purchase 2,543 shares of common stock, for a purchase price of $75,000, Mr. Loughlin, who served as our director until May 24, 2016, purchased 2,000 shares of common stock and warrants to purchase 1,000 shares of common stock, for a purchase price of $29,500 and Dr. Rogers, our director, who purchased 339 shares of common stock and warrants to purchase 170 shares of common stock, for a purchase price of $5,000.

On July 7, 2016, we closed a public offering of 442,424 shares of Series B Convertible Preferred Stock and accompanying warrants to purchase up to 1,769,696 shares of common stock at a price of $33.00 per share of Series B Convertible Preferred Stock and the accompanying warrant, for gross proceeds of approximately $14.6 million, before deducting placement agent fees and offering expenses payable by us. Each share of Series B Convertible Preferred Stock was initially convertible into 4 shares of common stock reflecting a conversion price equal to $8.25 per share. Upon completion of the public offering of our common stock closed in March 2017, pursuant to a full-ratchet anti-dilution price protection in the certificate of designation for the Series B Convertible Preferred Stock, the conversion price of the Series B Convertible Preferred Stock was adjusted to $1.60 per share of common stock, and each share of Series B Convertible Preferred Stock is convertible into 20.625 shares of common stock. The holders of Series B Convertible Preferred Stock are entitled to receive cumulative dividends at the rate per share of 15% per annum of the stated value for five years, payable in cash or common stock, at our discretion. The warrants are exercisable immediately and have a term of exercise of five years from the date of issuance and have an exercise price of $5.00 per share of common stock. The purchasers in the offering included: Dr. Barer, the chairman of our board of directors, who purchased 33,333 shares of Series B Convertible Preferred Stock and warrants to purchase 133,332 shares of common stock, for a purchase price of $1,099,989, Osiris Investment Partners, L.P., of which Mr. Stuka, our director, is the principal and managing member, which purchased 1,515 shares of Series B Convertible Preferred Stock and warrants to purchase 6,060 shares of common stock, for a purchase price of $49,995 and Mr. Stuka, who purchased 3,030 shares of Series B Convertible Preferred Stock and warrants to purchase 12,120 shares of common stock, for a purchase price of $99,990.

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In accordance with our audit committee charter, the audit committee is required to approve all related party transactions. In general, the audit committee will review any proposed transaction that has been identified as a related party transaction under Item 404 of Regulation S-K, which means a transaction, arrangement or relationship in which we and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of us, (ii) a security holder known to be an owner of more than 5% of our voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the year ended December 31, 2016, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Kesselman & Kesselman, Certified Public Accountants (“Kesselman”). The audit committee has also discussed with Kesselman the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from Kesselman required by applicable requirements of the Public Company Accounting Oversight Board regarding Kesselman’ s communications with the audit committee concerning independence, and has discussed with Kesselman that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, that was filed with the SEC.

The Audit Committee:

Michael Berman
Thomas J. Kester (Chairman)
Paul Stuka

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 8, 2017, by:

●	each person known by us to beneficially own more than 5.0% of our common stock;

●	each of our directors;

●	each of the named executive officers; and

●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

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Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. As of May 8, 2017, we had 7,421,847 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
Officers and Directors
Alan W. Milinazzo	5,396	(2)	*
Craig Shore	56,936	(3)	*
Sol J. Barer, Ph.D.	235,329	(4)	3.09%
James Barry, Ph.D.	71,368	(5)	*
Michael Berman	5,235	(6)	*
Campbell Rogers, M.D.	4,826	(7)	*
Paul Stuka	71,954	(8)	*
Isaac Blech	25,343	(9)	*
Thomas Kester	280	(10)	*
Agustin V. Gago	—		*
All directors and executive officers as a group (10 persons)	476,667		6.19%

*	Represents ownership of less than one percent.

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 8, 2017. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	Consists of shares of common stock. Mr. Milinazzo served as our president, chief executive officer and director until his resignation from such positions on June 6, 2016.

(3)	Consists of (i) 18,240 shares of common stock and (ii) 38,696 shares of restricted stock granted to employees under the Israeli Appendix of the InspireMD, Inc. 2013 Long-Term Incentive Plan held in trust, and with respect to which Mr. Shore was granted a proxy with the right to vote such shares at his discretion.

(4)	Includes (i) options to purchase 8,494 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017, (ii) warrants to purchase 160,667 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017, and (iii) 13,700 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of May 8, 2017. Does not include 219,631 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock, which shares were excluded because the warrants contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(5)	Includes warrants to purchase 39 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017.

(6)	Includes options to purchase 5,114 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017.

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(7)	Includes options to purchase 4,316 shares of common stock and warrants to purchase 170 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017.

(8)	Paul Stuka is the principal and managing member of Osiris Investment Partners, L.P., and, as such, has beneficial ownership of (A) (i) 10,683 shares of common stock, (ii) warrants to purchase 11,103 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017, and (iii) 10,605 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of May 8, 2017, held by Osiris Investment Partners, L.P., in addition to (B) personally holding (i) options to purchase 6,233 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017, (ii) warrants to purchase 12,120 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017, and (iii) 1,210 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock that are currently convertible within 60 days of May 8, 2017.

(9)	Consists of options to purchase 25,343 shares of common stock that are currently exercisable or exercisable within 60 days of May 8, 2017.

(10)	Consists of shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. During 2016, we undertook a review of the Section 16(a) reports filed on behalf of each individual who served as our director or executive officer during the fiscal year ended December 31, 2016, to determine whether all of their reportable transactions in our securities were timely reported and to ensure proper reporting of all of their beneficial holdings. The review revealed that there were a number of transactions that were not timely reported and, as these transactions were identified, we undertook to file corrected forms throughout the year. None of these cases involved purchase or sale, but rather non-market transactions such as grant or cancellation of restricted stock awards or stock options, amendment to include previously reported indirectly held shares that were inadvertently omitted in subsequent reports and adjustment to reflect the one-for-twentyfive reverse stock split of our common stock effected on October 7, 2016.

The following is the number of late reports filed since the beginning of the fiscal year ended December 31, 2016, under Section 16(a) and the number of transactions reflected therein as not reported on a timely basis during such fiscal year or prior fiscal years by such executive officers and directors:

●	Mr. Blech filed one late report, with respect to one transaction.

●	Dr. Barer had one Form 4 filed in 2016 which inadvertently omitted previously reported indirectly held shares of common stock, which was subsequently reported in an amendment to Form 4 originally filed on January 28, 2016.

●	Mr. Stuka filed a Form 4 on March 7, 2016 with respect to three transactions which had not been previously reported, (i) one of which involved issuance of shares of common stock in 2013 as a penalty for failure to effect the listing of our common stock on a national securities exchange by December 31, 2012, to purchasers party to that certain securities purchase agreement, dated as of March 31, 2011, (ii) two of which involved issuances of shares of common stock in 2013 and 2014 in connection with our granting of certain options to purchase shares of common stock, pursuant to pursuant to anti-dilution provisions in that certain securities purchase agreement, dated as of March 31, 2011. In addition, one Form 4 filed in 2016 by Mr. Stuka inadvertently omitted previously reported indirectly held shares of common stock, which was subsequently reported in an amendment to Form 4 originally filed on January 28, 2016.

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PROPOSAL 1: ELECTION OF CLASS 3 DIRECTORS

The board of directors currently consists of seven members and is classified into three classes. The term of one class of directors expires each year. The term of our Class 3 directors, Isaac Blech, James Barry, Ph.D. and Thomas J. Kester, will expire at the Annual Meeting. The board of directors has nominated Dr. Barry and Mr. Kester for re-election at the Annual Meeting. The board of directors has decided not to nominate Mr. Blech for re-election and to reduce the size of the board to six members, effective immediately following the Annual Meeting.

Each of Dr. Barry and Mr. Kester has been nominated to serve for a term of office to expire at the Annual Meeting of Stockholders in 2020, to hold office until his successor has been duly elected and qualified. Stockholders will be unable to vote for more than two persons. Assuming the presence of a quorum, the two director nominees who receive the most votes cast in the election of directors will be elected. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table and text set forth the name, age and positions of the director nominees and each director currently serving on our board of directors:

Name	Age	Director Class	Position	Term Expiration

Sol J. Barer, Ph.D.	69	Class 1	Chairman of the Board of Directors	2018 Annual Meeting
Paul Stuka	62	Class 1	Director	2018Annual Meeting
Michael Berman	59	Class 2	Director	2019 Annual Meeting
Campbell Rogers, M.D.	55	Class 2	Director	2019 Annual Meeting
James Barry, Ph.D.	57	Class 3	President, Chief Executive Officer and Director	2017 Annual Meeting
Thomas J. Kester	70	Class 3	Director	2017 Annual Meeting
Isaac Blech	67	Class 3	Vice Chairman of the Board of Directors	2017 Annual Meeting

Biographies

Sol J. Barer, Ph.D. has served as a director since July 11, 2011 and has served as our chairman since November 16, 2011. Dr. Barer has over 25 years of experience with publicly traded biotechnology companies. In 1980, when Dr. Barer was with Celanese Research Company, he formed the biotechnology group that was subsequently spun out to form Celgene Corporation. Dr. Barer spent 18 years leading Celgene Corporation as president, chief operating officer and chief executive officer, culminating with his tenure as Celgene Corporation’s executive chairman from June 2010 until January 2011 and chairman from May 2006 until June 2010 and from January 2011 until his retirement in June 2011. Dr. Barer is also the chariman of the board of Teva Pharmaceutical Industries Ltd. and a director of Edge Therapeutics, Inc., Medgenics, Inc., Centrexion Corporation, ContraFect Corporation, Amicus Therapeutics, Inc. and serves as a senior advisor to biotechnology companies. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer brings to the board significant scientific and executive leadership experience in the U.S. biotechnology industry and prior service on the board of directors of other publicly-held biopharmaceutical companies, as well as a unique perspective on the best methods of growth for a biotechnology company.

Paul Stuka has served as a director since August 8, 2011. Mr. Stuka has served as the managing member of Osiris Partners, LLC, an investment fund, since 2000. Prior to forming Osiris Partners, LLC, Mr. Stuka, with over 35 years of experience in the investment industry, was a managing director of Longwood Partners, managing small cap institutional accounts. In 1995, Mr. Stuka joined State Street Research and Management as manager of its Market Neutral and Mid Cap Growth Funds. From 1986 to 1994, Mr. Stuka served as the general partner of Stuka Associates, where he managed a U.S.-based investment partnership. Mr. Stuka began his career in 1980 as an analyst at Fidelity Management and Research. As an analyst, Mr. Stuka followed a wide array of industries including healthcare, energy, transportation, and lodging and gaming. Early in his career he became the assistant portfolio manager for three Fidelity Funds, including the Select Healthcare Fund which was recognized as the top performing fund in the United States for the five-year period ending December 31, 1985. Mr. Stuka has been serving as a director of Caliber Imaging & Diagnostics, Inc. (formerly Lucid, Inc.) since June 2013. Mr. Stuka’s qualifications to serve on the board include his significant strategic and business insight from his years of experience investing in the healthcare industry.

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Michael Berman has served as our director since February 7, 2013. Mr. Berman is a medical device entrepreneur who works with high-potential development and early-stage commercial companies. From 2005 to 2012, when the company was sold to Boston Scientific, Mr. Berman was a co-founder and the chairman of BridgePoint Medical, Inc., which developed technology to treat coronary and peripheral vascular chronic total occlusions. Mr. Berman was also a member of the board of Lutonix, Inc. from 2007 until 2011, when the company was sold to C.R. Bard, Inc. Mr. Berman has served (i) since 2011 as an advisor to, and since 2012 as a director of, Cardiosonic, Inc., a company developing a system for hypertension reduction via renal denervation, (ii) since 2005 as a director of PharmaCentra, LLC, which creates customizable marketing programs that help pharmaceutical companies communicate with physicians and patients, (iii) since 2011 as a co-founder and director of Rebiotix Inc., a company developing an innovative treatment for C Diff colitis, (iv) since 2011 as a director of AngioSlide Ltd., a medical device company that has developed an embolic capture angioplasty device, (v) since 2013 as a Director of ClearCut Inc., a medical device company that has developed an MRI system for tumor margin assessment, (vi) since 2013 as a director of PulmOne Ltd., a medical device company developing an innovative Pulmonary Function Testing system, (vii) since 2014 as a director of Mazor Robotics, Inc., a publicly held company that has developed and markets an innovative system for robotic surgery, (viii) since 2014 as a director of SoniVie, a medical device company, (ix) since 2016 as a director at EndoSpan Ltd. and (x) since 2014 as a venture partner at RiverVest Ventures. Mr. Berman brings to the board his extensive executive and entrepreneurial experiences in the field of medical devices and interventional cardiology, which should assist in strengthening and advancing our strategic focus.

Campbell Rogers, M.D. has served as a director since September 3, 2013. Dr. Rogers is the Executive Vice President and Chief Medical Officer of HeartFlow, Inc., a cardiovascular diagnostics company, since March 2012. Prior to joining HeartFlow, Inc., he was the Chief Scientific Officer and Global Head of Research and Development at Cordis Corporation (currently part of Cardinal Health, Inc.), Johnson & Johnson, where he was responsible for leading investments and research in cardiovascular devices. Prior to that, he was Associate Professor of Medicine at Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology and Director of the Cardiac Catheterization and Experimental Cardiovascular Interventional laboratories at Brigham and Women’s Hospital. He served as principal investigator for numerous interventional cardiology device, diagnostic, and pharmacology trials, is the author of numerous journal articles, chapters, and books in the area of coronary artery and other cardiovascular diseases and was the recipient of research grant awards from the National Institute of Health and the American Heart Association. He received his A.B. from Harvard College and his M.D. from Harvard Medical School. Dr. Rogers’ qualifications to serve on the board include his significant experience in cardiovascular devices, as well as his familiarity with the operations of medical device companies.

James Barry, Ph.D. has served as our president and chief executive officer since June 6, 2016, and as a director since January 30, 2012. Prior to becoming our president and chief executive officer, Dr. Barry served as our executive vice president and chief operating officer from July 14, 2014. Dr. Barry served as president and chief executive officer and executive vice president and chief operating officer at Arsenal Medical Inc., a medical device company focused on local therapy, from September 2011 to December 2013. Dr. Barry also heads his own consulting firm, Convergent Biomedical Group LLC, advising medtech companies on product development, strategy, regulatory compliance and fund raising. Until June 2010, he was senior vice president, corporate technology development at Boston Scientific Corporation, where he was in charge of the corporate research and development and pre-clinical science functions and was also a member of the operating committee and corporate portfolio committee. Dr. Barry joined Boston Scientific in 1992 and oversaw its efforts in the identification and development of drug device combinations for both implantable and catheter-based delivery systems. He currently serves on a number of advisory boards including the College of Biomedical Engineering at Yale University, the College of Sciences at University of Massachusetts-Lowell where he is chairman emeritus and the Massachusetts Life Science Center. Dr. Barry also serves as a director of pSivida Corp (NASDAQ: PSDV). Dr. Barry received his Ph.D. in Biochemistry from the University of Massachusetts-Lowell and holds a B.A. degree in Chemistry from Saint Anselm College. Dr. Barry brings to the board over 25 years of experience in leadership roles in the medical device industry and significant medical technology experience, in particular with respect to interventional cardiology products, and as chief executive officer, Dr. Barry’s position on the board ensures a unity of vision between the broader goals of our company and our day-to-day operations.

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Dr. Barry is a party to an agreement related to his service as president, chief executive officer and director described under “Executive Compensation – Agreements with Executive Officers.”

Thomas J. Kester has served as a director since September 6, 2016. Mr. Kester has been serving as the chief financial officer of Kester Search Group, Inc., a private executive search firm specializing in sales force placement for medical, dental and diagnostic device companies, since October 2014. From 2004 to 2010, Mr. Kester served as a director of Orthofix International, NV (NASDAQ: OFIX), a global medical device company. Mr. Kester’s experience includes 28 years at KPMG LLP, including 18 years as an audit partner, advising public and private companies in connection with annual audit and financings. Mr. Kester’s qualifications to serve on the board include his significant strategic and business insight from his years of experience auditing global companies and serving on the boards of several public and not-for-profit organizations. Mr. Kester received his B.S. in mechanical engineering from Cornell University and an M.B.A. from Harvard University.

Isaac Blech has served as a director and our vice chairmen since January 22, 2016. Mr. Blech is a renowned biotechnology entrepreneur and investor, who, over the past 32 years, has founded and served on the board of companies which have produced major advances in a broad array of diseases, including the diagnosis of chlamydia, herpes, syphilis and HIV, and the treatment of cystic fibrosis, sexual dysfunction, multiple myeloma and brain cancer. The companies he established include Celgene Corporation (NASDAQ: CELG), ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation and Genetics Systems Corporation. Mr. Blech’s current roles include director and founder of Cerecor, Inc. (NASDAQ: CERC), a public company developing new treatments for central nervous system disorders, director of ContraFect Corporation (NASDAQ: CFRX), a public infectious disease company, director of Aevi Genomic Medicine (NYSE: GNMX), a public company creating new treatments for rare diseases, and vice chairman of Edge Therapeutics, Inc. (NASDAQ: EDGE), a public company that treats life-threatening neurological conditions. He is vice chairman of Centrexion Corporation, a private company which is developing new modalities of pain control, vice chairman of Regenovation, Inc., a private company developing new ways to regenerate human tissue, vice chairman of X4 Pharmaceuticals, a private cancer immunology company, vice chairman of Sapience Therapeutics, a private oncology company and vice chairman of Aridis Pharmaceuticals, a private company with a product to treat pneumonia. He also serves as vice chairman of WaveGuide Corporation, a private company developing the world’s smallest NMR machine, vice chairman of root9B Technologies, Inc. (OTC: RTNB), a public cyber security company, and vice chairman of The SpendSmart Payments Company (OTC: SSPC), a public electronic rewards company. Our board of directors believes that Mr. Blech’s broad experiences as a founder, director and major investor in numerous biotechnology companies provide him with the qualifications and skills to serve as a director.

Family Relationships

There are no family relationships amongst our directors and executive officers.

Vote Required

The two director nominees who receive the most votes cast in the election of directors will be elected.

The board of directors recommends a vote FOR the director nominees.

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EXECUTIVE OFFICERS

In addition to James Barry, Ph.D. whose information is set forth above under the caption “Proposal 1: Election of Class 3 Directors – Directors and Nominees” and “– Biographies,” below is certain information with respect to our other executive officers.

Name	Age	Position(s)
Craig Shore	55	Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer
Agustin V. Gago	57	Executive Vice President, Chief Commercial Officer

Our officers hold office until the earlier of their death, resignation or removal by our board of directors or until their successors have been selected. They serve at the pleasure of our board of directors.

Craig Shore has served as our chief financial officer, secretary and treasurer since March 31, 2011 and as our chief administrative officer since May 3, 2013. In addition, from November 10, 2010 through March 31, 2011, Mr. Shore served as InspireMD Ltd.’s vice president of business development. From February 2008 through June 2009, Mr. Shore served as chief financial officer of World Group Capital Ltd. and Nepco Star Ltd., both publicly traded companies on the Tel Aviv Stock Exchange, based in Tel Aviv, Israel. From March 2006 until February 2008, Mr. Shore served as the chief financial officer of Cellnets Solutions Ltd., a provider of advanced cellular public telephony solutions for low to middle income populations of developing countries based in Azur, Israel. Mr. Shore has over 25 years of experience in financial management in the United States, Europe and Israel. His experience includes raising capital both in the private and public markets. Mr. Shore graduated with honors and received a B.Sc. in Finance from Pennsylvania State University and an M.B.A. from George Washington University.

Mr. Shore is a party to an agreement related to his service as chief financial officer described under “Executive Compensation – Agreements with Executive Officers.”

Agustin V. Gago has served as our executive vice president and chief commercial officer since October 24, 2016. Mr. Gago has over 25 years of experience in building profitable international commercial, sales and marketing organizations. Prior to joining us, Mr. Gago served as a principal at Dash International, LLC, a consulting firm he founded in 2013, advising senior management of major medical device companies on business strategy. From 2009 to 2013, Mr. Gago served as chief commercial officer at Delcath Systems, Inc. (NASDAQ: DCTH), an interventional oncology company, creating its direct and contract sales forces as well as a distributor infrastructure serving Europe, Asia and South America. From 2011 to 2013, Mr. Gago also served as a director of Delcath Systems, Inc.’s subsidiary in Galway, Ireland. From 2008 to 2009, Mr. Gago was vice president of international oncology surgery sales at AngioDynamics, Inc. (NASDAQ: ANGO), a provider of minimally invasive medical devices for cardiology vascular disease and oncology. Mr. Gago also worked from 1998 to 2008 in various leadership roles at E-Z-EM, Inc. (acquired by Bracco Diagnostics Inc.), a global manufacturer of medical devices and contrast agents for gastrointestinal imaging, and served as a director of E-Z-EM, Inc.’s subsidiaries in the United Kingdom and the Netherlands, eventually being appointed as vice president of global gastrointestinal business and vice president of international operations of E-Z EM, Inc. Mr. Gago received a B.S. degree in business management from Hofstra University.

Mr. Gago is a party to an agreement related to his service as chief financial officer described under “Executive Compensation – Agreements with Executive Officers.”

EXECUTIVE COMPENSATION

Compensation Philosophy and Process

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our compensation committee and our board of directors. During the review of named executive officer compensation for 2016, the compensation committee did not retain the services of any compensation consultants.

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The goals of our compensation policy are to ensure that executive compensation rewards management for helping us achieve our financial goals (increased sales, profitability, etc.) and meet our clinical trial milestones and aligns management’s overall goals and objectives with those of our stockholders. In 2016, we designed our executive compensation program to achieve the following objectives:

●	provide a competitive compensation package that enables us to attract and retain superior management personnel;

●	provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value and facilitate executive retention;

●	reward our officers fairly for their role in our achievements; and

●	align executives’ interests with those of stockholders through long-term incentives linked to specific performance.

We have determined that in order to best meet these objectives, our executive compensation program should balance fixed and bonus compensation, as well as cash and equity compensation. Historically, there has been no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation for our executive officers.

Summary Compensation Table

The table below sets forth the compensation earned by our named executive officers for the twelve month period ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
James Barry, Ph.D.	2016	288,958		106,458	(2)	334,871		235,783	25,820	(3)	991,890
President and Chief Executive Officer	2015	300,333	(4)	37,500	(5)	127,167	(6)	16,740	19,936	(3)	532,093

Craig Shore	2016	290,341	(7)(8)	50,000	(7)(9)	83,718		60,711	95,343	(7)(10)	580,113	(7)
Chief Financial Officer, Secretary and Treasurer	2015	224,481	(7)	17,349	(5)(7)	33,750		33,479	74,318	(7)(10)	383,377	(7)

Agustin Gago	2016	51,225		25,000	(11)	-		61,241	-		137,466
Executive Vice President And Chief Commercial Officer

Alan Milinazzo	2016	242,086	(13)	-		-		-	25,312	(14)	267,398
Former President and Chief Executive Officer(12)	2015	225,000	(15)	45,833	(5)	428,826	(3)	131,221	20,462	(14)	851,342

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(1)	The amounts reflect the dollar amounts recognized for financial statement reporting purposes with respect to the twelve month periods ended December 31, 2016 and 2015 in accordance with FASB ASC Topic 718. Fair value is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Share-based compensation” and Note 2-”Significant Accounting Policies” and Note 10-”Equity” to the Consolidated Financial Statements for the Twelve Months Ended December 31, 2016 included in the Annual Report.

(2)	Pursuant to the fourth amendment of Dr. Barry’s employment agreement dated June 6, 2016.

(3)	Dr. Barry’s other compensation consisted solely of benefits related to health insurance.

(4)	Includes $26,583 of salary forgone at the election of Dr. Barry, representing 50% of his salary from March 10, 2015 through April 30, 2015 in exchange for 3,692 shares of restricted common stock. See “— Agreements with Executive Officers — James Barry.”

(5)	Bonuses for the 2015 calendar year were approved by the compensation committee in July 2015.

(6)	Includes 4,757 shares of restricted common stock we issued to Dr. Barry in lieu of 50% of his base salary pursuant to amendments to employment agreement with Dr. Barry, dated January 5, 2016, and dated February 22, 2015. See “— Agreements with Executive Officers — James Barry.”

(7)	Compensation amounts received in non-U.S. currency have been converted into U.S. dollars using the average exchange rate for the applicable period, except for bonus amounts which have been converted into U.S. dollars using 3.846 NIS per dollar and 3.769 NIS per dollar, which were the exchange rates as of June 30, 2016 and 2015. The average exchange rate for the twelve month period ended December 31, 2016 and 2015 were 3.8409 NIS per dollar and 3.884 NIS per dollar, respectively.

(8)	Mr. Shore’s salary for 2016 includes cash paid in lieu of accrued vacation of $51,678.

(9)	Bonuses for the 2016 calendar year were approved by the compensation committee in July 2016.

(10)	Mr. Shore’s other compensation consisted solely of benefits in the twelve months ended December 31, 2016 and 2015. In each of the periods reported, Mr. Shore’s benefits included our contributions to his severance, pension, vocational studies and disability funds, an annual recreation payment, a company car or car allowance and cell phone, and a daily food allowance.

(11)	Pursuant to Mr. Gago’s employment agreement, dated October 24, 2016.

(12)	Mr. Milinazzo served as our president, chief executive officer and director until his resignation from such positions on June 6, 2016. Mr. Milinazzo served as our director during the twelve months ended December 31, 2015 and prior to his resignation on June 6, 2016, but did not receive any additional compensation for his services as director.

(13)	Mr. Milinazzo’s salary for 2016 includes cash paid in lieu of accrued vacation of $31,818.

(14)	Mr. Milinazzo’s other compensation consisted solely of benefits related to health insurance.

(15)	Pursuant to amendments to employment agreement with Mr. Milinazzo, dated January 5, 2016, and June 29, 2015, Mr. Milinazzo received 50% of his base salary for January 2015 through December 31, 2015, or $225,000, in 31,250 shares of restricted common stock, which was issued on January 26, 2015, and 63,825 shares of restricted common stock, which was issued on December 31, 2015. See “— Agreements with Executive Officers — Alan Milinazzo.”

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Agreements with Executive Officers

James Barry, Ph.D.

On July 14, 2014, we entered into an employment agreement with James Barry to serve as our executive vice president and chief operating officer, which was first amended on January 5, 2015, and further amended on February 22, 2015 and on March 28, 2016, and on June 6, 2016, our board of directors appointed Dr. Barry as our president and chief executive officer, and further amended the employment agreement. Dr. Barry was previously a director and continues his role as a director. The term of Dr. Barry’s employment will continue until May 31, 2017, with Dr. Barry resigning as a member of the board of directors at the end of such term if requested by us, and in the event that the term is not extended beyond May 31, 2017 by mutual agreement of the parties and we do not offer Dr. Barry a position as chief executive officer and/or chief operating officer on the same or more favorable terms with a base salary that is at least 10% greater than his current base salary, Dr. Barry’s termination will be deemed a termination without cause.

Under the employment agreement, as amended, Dr. Barry is entitled to an annual base salary of at least $365,000. Such amount may be reduced only as part of an overall cost reduction program that affects all of our senior executives and does not disproportionately affect Dr. Barry, so long as such reductions do not reduce the base salary to a rate that is less than 90% of the amount set forth above (or 90% of the amount to which it has been increased). The base salary will be reviewed annually by the board for increase as part of its annual compensation review.

Prior to his appointment as our president and chief executive officer, Dr. Barry was also eligible to receive an annual bonus of up to $225,000 upon the achievement of reasonable target objectives and performance goals, to be determined by the board of directors in consultation with Dr. Barry on or before the end of the first quarter of the fiscal year to which the bonus relates and, in the event actual performance exceeds the goals, the board may, in its sole discretion, pay Dr. Barry bonus compensation of more than $225,000. Pursuant to the amendment to Dr. Barry’s employment agreement upon his appointment as our president and chief executive director, (i) effective as of June 6, 2016, Dr. Barry is eligible to receive annual bonus compensation in an amount equal to 100% of his base salary upon the achievement of reasonable target objectives and performance goals as may be determined by the board of directors in consultation with Dr. Barry and (ii) on the first to occur of (a) the first payroll period that is on or after the 20th business day following closing of a transaction with investors where we raise an aggregate of $5 million or (b) March 15, 2017, Dr. Barry will receive a lump-sum retention bonus in an amount equal to $106,458, subject to Dr. Barry’s continued employment through such date, which amount was paid on July 14, 2016. In addition, Dr. Barry is eligible to receive such additional bonus or incentive compensation as the board may establish from time to time in its sole discretion.

On January 5, 2015, we amended Dr. Barry’s employment agreement to provide that, for a limited period of time to be mutually agreed to by us and Dr. Barry, Dr. Barry will receive 50% of his base salary in cash payments, with the remaining 50% to be paid in an equivalent amount of shares of restricted common stock, payable and granted in equal installments in accordance with our normal payroll practices. These shares of restricted stock were to vest immediately and be valued as of the closing price of our common stock on the date of grant. Notwithstanding the foregoing agreement, at Dr. Barry’s request, no shares of restricted common stock were granted to Dr. Barry pursuant to this amendment. Rather, we and Dr. Barry determined that it would be in our mutual best interest to make a single grant of shares of restricted common stock to Dr. Barry having a fair market value, as of the date of grant, equal to 50% of his annual base salary, with such shares vesting on the first anniversary of the date of grant, as opposed to making bi-weekly grants of restricted common stock to Dr. Barry. As such, , on January 26, 2015, we issued 761 shares of restricted common stock valued at $180 per share, representing the fair market value of our common stock as of the market close on January 26, 2015, in lieu of 50% of his base salary for his employment in 2015, to vest on January 26, 2016.

On February 22, 2015, we further amended Dr. Barry’s employment agreement to memorialize the payroll adjustment that was made to Dr. Barry’s manner of salary payment on January 26, 2015 and to provide certain additional changes. Specifically, this amendment provided that, until the earlier of (1) September 30, 2015 and (2) we raise an aggregate of $5 million from investors, Dr. Barry shall receive 50% of his base salary in cash payments, with the remaining 50% having been paid to Dr. Barry on January 26, 2015, through the issuance of 19,011 shares of restricted stock as discussed above. Notwithstanding the foregoing, with Dr. Barry’s consent, Dr. Barry continued to receive only 50% of his base salary in cash from March 9, 2015, the date of the closing of our March 2016 offering, from which we received gross proceeds of approximately $13.7 million, until April 30, 2015. As we commenced full cash payment of Dr. Barry’s salary on April 30, 2015, Dr. Barry forfeited 423 shares of restricted stock on May 1, 2015, which represented the shares of restricted common stock previously granted to Dr. Barry to cover 50% of his base salary from May 1, 2015 through December 31, 2015. The remaining such shares of restricted stock issued to Dr. Barry on January 26, 2015 in lieu of cash base salary fully vested on January 26, 2016.

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In November 2015, due to our efforts to preserve cash, Dr. Barry agreed to temporarily forego, in exchange for a corresponding reduced time commitment to us, 50% of his base salary. We formalized such voluntarily agreement by entering into an amendment to Dr. Barry’s employment agreement, dated March 28, 2016. The foregoing amendment to Dr. Barry’s employment agreement provides that, until the earlier of (1) the end of the term of his employment, and (2) we raise an aggregate of $5 million from investors, Dr. Barry shall receive 50% of his base salary and shall be eligible for 50% of any annual bonus or other incentive compensation, during which period Dr. Barry shall devote 50% less business time than he ordinarily has devoted or would devote to us for the performance of his services under his employment agreement.

On June 6, 2016, in connection with Dr. Barry’s appointment as our president and chief executive officer, we further amended Dr. Barry’s employment agreement to provide that, for the period beginning on June 1, 2016 and ending on the earlier of (i) the closing of a transaction with investors where we raise an aggregate of $5 million and (ii) March 15, 2017, Dr. Barry will receive 50% of his base salary in cash payments, payable in accordance with our regular payroll practices, with the remaining 50% of his base salary paid in a lump-sum payment on the first to occur of (a) the first payroll period that is on or after the 20th business day following such transaction or (b) March 15, 2017. In addition, within 20 business days of the closing of the transaction with investors where we raise an aggregate of $5 million, which occurred on July 7, 2016, Dr. Barry was to be granted, subject to the board’s approval and Dr. Barry’s continued employment through the applicable grant date, (i) a nonqualified stock option relating to the number of shares of our common stock equal to 2% of outstanding common stock on the date of the closing of such transaction and (ii) an award of a number of restricted shares of our common stock equal to 2% of outstanding common stock on the date of the closing of such transaction, in each case, subject to the terms and conditions of the InspireMD, Inc. 2013 Long-Term Incentive Plan and a nonqualified stock option agreement and a restricted stock award agreement to be entered into by us and Dr. Barry.

Pursuant to Dr. Barry’s employment agreement, if Dr. Barry’s employment is terminated upon his death or disability, by Dr. Barry for good reason (as such term is defined in Dr. Barry’s employment agreement), or by us without cause (as such term is defined in Dr. Barry’s employment agreement), Dr. Barry will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary and accrued vacation): (i) the pro rata amount of any bonus for the fiscal year of such termination (assuming full achievement of all applicable goals under the bonus plan) that he would have received had his employment not been terminated; (ii) a one-time lump sum severance payment equal to 150% of his base salary, provided that he executes a release relating to employment matters and the circumstances surrounding his termination in favor of us, our subsidiaries and our officers, directors and related parties and agents, in a form reasonably acceptable to us at the time of such termination; (iii) vesting of 50% of all unvested stock options, restricted stock, stock appreciation rights or similar stock based rights granted to Dr. Barry, and lapse of any forfeiture included in such restricted or other stock grants; (iv) an extension of the term of any outstanding stock options or stock appreciation rights until the earlier of (a) eighteen months from the date of termination, or (b) the latest date that each stock option or stock appreciation right would otherwise expire by its original terms; (v) to the fullest extent permitted by our then-current benefit plans, continuation of health, dental, vision and life insurance coverage for the lesser of 18 months after termination or until Dr. Barry obtains coverage from a new employer; and (vi) a cash payment of $25,000, which Dr. Barry may use for executive outplacement services or an education program. The payments described above will be reduced by any payments received by Dr. Barry pursuant to any of our employee welfare benefit plans providing for payments in the event of death or disability. If Dr. Barry continues to be employed by us after the term of his employment agreement, unless otherwise agreed by the parties in writing, and Dr. Barry’s employment is terminated upon his death or disability, by Dr. Barry for good reason, or by us without cause, Dr. Barry will be entitled to receive, in addition to other unpaid amounts owed to him, the payments set forth in (i), (ii) and (iv) above. If, during the term of his employment agreement, we terminate Dr. Barry’s employment for cause or by Dr. Barry voluntarily, Dr. Barry will only be entitled to unpaid amounts owed to him and whatever rights, if any, are available to him pursuant to our stock-based compensation plans or any award documents related to any stock-based compensation.

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Dr. Barry has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a change in control. However, if within 24 months following a change in control, (a) Dr. Barry terminates his employment for good reason, or (b) we terminate his employment without cause, the lump sum severance payment to which he is entitled will be increased from 150% of his base salary to 250% of his base salary and all stock options, restricted stock units, stock appreciation rights or similar stock-based rights granted to him will vest in full and be immediately exercisable and any risk of forfeiture included in restricted or other stock grants previously made to him will immediately lapse.

Dr. Barry’s employment agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Dr. Barry.

Pursuant to an option cancellation and release agreement, dated January 26, 2016, between us and Dr. Barry, Dr. Barry agreed to cancel options to purchase 2,709 shares of our common stock at exercise prices ranging from $180 to $1,950 previously granted to him. In exchange for the cancellation of Dr. Barry’s options, we granted to Dr. Barry, pursuant to the InspireMD, Inc. 2013 Long-Term Incentive Plan and the 2013 Employee Stock Incentive Plan, which is a sub-plan to the InspireMD, Inc. 2013 Long-Term Incentive Plan, one share of our common stock as of January 26, 2016.

Craig Shore

We have been a party to an employment agreement with Craig Shore since November 28, 2010. On May 5, 2014, we entered into an amended and restated employment agreement with Mr. Shore, which was amended on January 5, 2015 and on July 25, 2016. The employment agreement, as amended, has an initial term that ends on April 20, 2020 and will automatically renew for additional one-year periods on April 21, 2020 and on each April 21st thereafter unless either party gives the other party written notice of its election not to extend such employment at least six months prior to the next April 21st renewal date. If a change in control occurs when less than two full years remain in the initial term or during any renewal term, the employment agreement will automatically be extended for two years from the change in control date and will terminate on the second anniversary of the change in control date.

Mr. Shore was initially entitled to a monthly gross salary of $8,750, which amount had increased to $10,620 by 2012. In addition, Mr. Shore’s annual base salary was increased to $175,000 on April 22, 2013, retroactive to January 1, 2013, and to $220,200 in May 2014, retroactive to January 1, 2014. Under the terms of the employment agreement, as amended by the second amendment to the amended and restated employment agreement, dated July 25, 2016, Mr. Shore is entitled to an annual base salary of at least $250,000. Such amount may be reduced only as part of an overall cost reduction program that affects all of our senior executives and does not disproportionately affect Mr. Shore, so long as such reduction does not reduce the base salary to a rate that is less than 90% of the amount set forth above (or 90% of the amount to which it has been increased). The base salary will be reviewed annually by our chief executive officer for increase (but not decrease, except as permitted as part of an overall cost reduction program) as part of our annual compensation review. Mr. Shore is also eligible to receive an annual bonus in an amount equal to 60% of his then-annual salary upon the achievement of reasonable target objectives and performance goals, to be determined by the board of directors in consultation with Mr. Shore. On January 5, 2015, we amended Mr. Shore’s amended and restated employment agreement to remove from the amended and restated employment agreement the provision disallowing payment of annual bonus compensation if Mr. Shore achieved less than 70% of the target objectives and performance goals determined by our board of directors in consultation with him. Pursuant to such amendment, Mr. Shore is eligible to receive the percentage of his annual bonus corresponding to the percentage of his achievement of such target objectives and performance goals. The annual bonus will be reviewed annually by our chief executive officer for increase in the amount of the percentage of his then-base salary (but not decrease), as well as the criteria and the goals, as part of our annual compensation review. In addition, Mr. Shore is eligible to receive such additional bonus or incentive compensation as the board may establish from time to time in its sole discretion. Mr. Shore will also be considered for grants of equity awards each year as part of the board’s annual compensation review, which will be made at the sole discretion of the board of directors. Each grant will, with respect to any awards that are options, have an exercise price equal to the fair market value of our common stock as of the date of grant, and will be subject to a three-year vesting period subject to Mr. Shore’s continued service with us, with one-third of each additional grant vesting equally on the first, second, and third anniversary of the date of grant for such awards.

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The second amendment to the amended and restated employment agreement provides a grant of equity awards to Mr. Shore on or within 10 business days of July 25, 2016 (the “Date of Grant”), with respect to an aggregate number of shares of our common stock equal to 1% of our outstanding common stock and common stock issuable upon the conversion of our outstanding Series B Convertible Preferred Stock on the Date of Grant, 50% of which shall be granted as restricted stock and 50% of which shall be granted as nonqualified stock options, which will be subject to the terms and conditions of the InspireMD, Inc. 2013 Long-Term Incentive Plan and a nonqualified stock option agreement and a restricted stock award agreement to be entered into by us and Mr. Shore and a one-time lump-sum cash bonus in an amount equal to $50,000, payable on or before September 1, 2016.

If during the term of the employment agreement, Mr. Shore’s employment is terminated upon his death or disability, by us without cause (as such term is defined in Mr. Shore’s employment agreement), or upon his resignation for “good reason” (as such term is defined in Mr. Shore’s employment agreement), Mr. Shore will be entitled to receive, in addition to any amounts he is entitled to receive under the manager’s insurance policy: (i) any unpaid base salary and accrued unpaid vacation or earned incentive compensation and the pro rata amount of any bonus plan incentive compensation for the fiscal year of such termination (based on the number of business days he was actually employed by us during the fiscal year of such termination and based on the percentage of the goals that he actually achieved under the bonus plan) that he would have received had his employment not been terminated; (ii) a one-time lump sum severance payment equal to 100% of his base salary, provided that he executes a release relating to employment matters and the circumstances surrounding his termination in favor of us, our subsidiaries and our officers, directors and related parties and agents, in a form reasonably acceptable to us at the time of such termination; (iii) vesting of all unvested stock options, stock appreciation rights or similar stock-based rights granted to him and immediate lapse of any risk of forfeiture included in restricted or other stock grants previously made to Mr. Shore; (iv) an extension of the exercise period of all vested stock options granted to Mr. Shore until the earlier of (a) two years from the date of termination or (b) the latest date that each stock option would otherwise expire by its original terms; (v) to the fullest extent permitted by our then-current benefit plans, continuation of health, dental, vision and life insurance coverage for the lesser of 12 months after termination or until Mr. Shore obtains coverage from a new employer; and (vi) reimbursement of up to $30,000 for executive outplacement services, subject to certain restrictions. The severance payment described in (ii) of the foregoing sentence upon Mr. Shore’s death or disability will be reduced by any payments received by Mr. Shore pursuant to any of our employee welfare benefit plans providing for payments in the event of death or disability. If, during or after the term of his employment agreement, Mr. Shore’s employment is terminated by us for cause or by Mr. Shore voluntarily, Mr. Shore will only be entitled to unpaid amounts owed to him (e.g., base salary, accrued vacation and earned incentive compensation through the date of such termination) and whatever rights, if any, are available to him pursuant to our stock-based compensation plan or any award documents related to any stock-based compensation.

Mr. Shore may terminate his employment for good reason by delivering a notice of termination to us 30 days in advance of the date of termination; provided, however, that Mr. Shore agreed to not terminate his employment for good reason until he has given us at least 30 days’ notice from which to cure the circumstances set forth in the notice of termination constituting good reason, and if such circumstances are not cured by the 30th day, Mr. Shore’s employment shall terminate on such date.

Pursuant to terms contained in Mr. Shore’s stock option and restricted stock award agreements, in the event of a change of control of our company, the stock options and restricted stock granted to Mr. Shore that were unvested will vest immediately upon such change of control, in the case of stock options, if such stock options are not assumed or substituted by the surviving company.

If we terminate Mr. Shore’s employment without cause, Mr. Shore will be entitled, under Israeli law, to severance payments equal to his last month’s salary multiplied by the number of years Mr. Shore has been employed with us. In order to finance this obligation, we make monthly contributions equal to 8.33% of Mr. Shore’s salary to a severance payment fund. The total amount accumulated in Mr. Shore’s severance payment fund as of December 31, 2014 was $51,615, as adjusted for conversion from New Israeli Shekels to U.S. Dollars. However, if Mr. Shore’s employment is terminated without cause, on account of a disability or upon his death, as of December 31, 2014, Mr. Shore would have been entitled to receive $67,564 in severance under Israeli law, thereby requiring us to pay Mr. Shore $15,949, in addition to releasing the $51,615 in Mr. Shore’s severance payment fund. On the other hand, pursuant to his employment agreement, Mr. Shore is entitled to the total amount contributed to and accumulated in his severance payment fund in the event of the termination of his employment as a result of his voluntary resignation. In addition, Mr. Shore would be entitled to receive his full severance payment under Israeli law, including the total amount contributed to and accumulated in his severance payment fund, if he retires from our company at or after age 67.

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We are entitled to terminate Mr. Shore’s employment immediately at any time for “cause” (as such term is defined in the agreement and the Israeli Severance Payment Act 1963), upon which, after meeting certain requirements under the applicable law and recent Israeli Labor court requirements, we believe we will have no further obligation to compensate Mr. Shore.

Also, upon termination of Mr. Shore’s employment for any reason, we will compensate him for all unused or previously uncompensated vacation days accrued.

The employment agreement also contains certain standard noncompetition, non-solicitation, confidentiality, and assignment of inventions requirements for Mr. Shore.

Mr. Shore is also entitled to participate in or receive benefits under our social insurance and benefits plans, including but not limited to our manager’s insurance policy and education fund, which are customary benefits provided to executive employees in Israel. A management insurance policy is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability pension payments. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for advanced educational training and other permitted purposes, as set forth in the by-laws of the education fund. We will make periodic contributions to these insurance and social benefits plans based on certain percentages of Mr. Shore’s base salary, including (i) 7.5% to the education fund and (ii) 15.83% to the manager’s insurance policy, of which 8.33% will be allocated to severance pay, 5% to pension fund payments and 2.5% to disability pension payments. Upon the termination of Mr. Shore’s employment for any reason other than for cause, Mr. Shore will be entitled to receive the total amount contributed to and accumulated in his manager insurance policy fund.

Pursuant to an option cancellation and release agreement, dated January 26, 2016, between us and Mr. Shore, Mr. Shore agreed to cancel options to purchase 1,776 shares of our common stock at exercise prices ranging from $180 to $1,232.12 previously granted to him. In exchange for the cancellation of Mr. Shore’s options, we granted to Mr. Shore, pursuant to the InspireMD, Inc. 2013 Long-Term Incentive Plan and the 2013 Employee Stock Incentive Plan, which is a sub-plan to the InspireMD, Inc. 2013 Long-Term Incentive Plan, one share of our common stock as of January 26, 2016.

Agustin V. Gago

On October 24, 2016, we entered into an employment agreement with Agustin V. Gago to serve as our executive vice president and chief commercial officer. The initial term of Mr. Gago’s employment ends on October 23, 2018, unless earlier terminated or extended for additional one-year periods on October 23, 2018, and on each and every October 23 thereafter, provided that either party may elect not to extend the term of the employment by prior written notice at least two months prior to the expiration date or the next renewal date.

Pursuant to Mr. Gago’s employment agreement, Mr. Gago is entitled to an annual base salary of $275,000, which shall automatically increase to $300,000, effective as of January 1, 2018. Mr. Gago is eligible to receive an annual bonus in an amount up to 50% of his then-base salary, commencing in 2017, based upon the achievement of reasonable target objectives and performance goals as may be determined by our president and chief executive officer and approval of the board of directors after consultation with Mr. Gago. The target objectives shall be based 60% on revenue achievement, 20% on marketing objectives, and 20% on corporate objectives. In addition, in the event that Mr. Gago and his team shall exceed quarterly revenue targets determined by our president and chief executive officer and approved by the board of directors after consultation with Mr. Gago, Mr. Gago may receive additional escalating amounts included as part of the annual bonus based upon the payment scales determined by our president and chief executive officer and approved by the board of directors after consultation with Mr. Gago. Mr. Gago will receive a one-time bonus of $25,000 in the event that our net sales for the fourth quarter of 2016 exceed our forecast by at least 20%. Mr. Gago is also entitled to a one-time bonus of $25,000, payable on or before November 15, 2016, which was paid on October 31, 2016. In addition, pursuant to Mr. Gago’s employment agreement, on October 24, 2016, Mr. Gago was granted (i) a stock option to purchase 13,441 shares of our common stock at an exercise price of $1.86, vesting on the first anniversary of the date of grant (subject to forfeiture upon termination of employment); and (ii) a stock option to purchase 32,000 shares of our common stock at an exercise price of $1.86, vesting in equal installments on the first and second anniversary of the date of grant, each subject to the terms and conditions of the InspireMD, Inc. 2013 Long-Term Incentive Plan, and our form of option award agreement. Mr. Gago may also be eligible to receive certain stock options or similar stock-based rights as set forth separately in those certain agreements and subject to the terms and conditions of the InspireMD, Inc. 2013 Long-Term Incentive Plan.

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Either party may terminate the agreement at any time, provided that Mr. Gago provides 90 day’s prior written notice to us of his voluntary resignation and we provide 90 days’ prior written notice of termination by us without cause (as defined in Mr. Gago’s employment agreement) to Mr. Gago. In addition, we may terminate Mr. Gago’s employment for cause, after a 30 day cure period, if the circumstances are curable. If we terminate Mr. Gago’s employment without cause or Mr. Gago’s death, Mr. Gago is entitled to (A) any unpaid base salary accrued through the termination date, any accrued and unpaid vacation pay and any unreimbursed expenses properly incurred prior to the termination date; (B) a severance pay equal to Mr. Gago’s base salary for 12 months; (C) any earned but unpaid annual bonus relating to the calendar year prior to the calendar year in which the termination date occurs; and (D) to the fullest extent permitted by our then-current benefit plans, continuation of certain insurance benefits for the lesser of 12 months after termination of employment or until Mr. Gago secures coverage from new employment. Mr. Gago has no specific right to terminate Mr. Gago’s employment agreement as a result of a change in control (as defined in the InspireMD, Inc. 2013 Long-Term Incentive Plan); however, if following a change in control, during the term of Mr. Gago’s employment, if we terminate Mr. Gago without cause, or the purchaser or surviving entity following the change in control does not offer Mr. Gago a comparable offer of employment, all stock options or similar stock-based rights granted to Mr. Gago shall vest in full and become immediately exercisable.

Mr. Gago’s employment agreement also contains certain noncompetition, non-solicitation, non-disparagement, confidentiality and assignment of work product requirements for Mr. Gago.

Alan Milinazzo

On January 3, 2013, we entered into an employment agreement with Alan Milinazzo to serve as our president, chief executive officer and a director, which was first amended on April 24, 2013, and further amended on January 5, 2015, June 29, 2015, and January 21, 2016. On June 6, 2016, Mr. Milinazzo resigned from his positions as our president, chief executive officer and director, and his employment agreement, as amended, was terminated.

Under the employment agreement, as amended, Mr. Milinazzo was entitled to an annual base salary of at least $450,000. Such amount may be reduced only as part of an overall cost reduction program that affects all of our senior executives and does not disproportionately affect Mr. Milinazzo, so long as such reductions do not reduce the base salary to a rate that is less than 90% of the amount set forth above (or 90% of the amount to which it has been increased). The base salary was to be reviewed annually by the board for increase as part of its annual compensation review. Mr. Milinazzo was also eligible to receive an annual bonus of at least $275,000 upon the achievement of reasonable target objectives and performance goals, to be determined by the board of directors in consultation with Mr. Milinazzo on or before the end of the first quarter of the fiscal year to which the bonus related and, in the event actual performance exceeded the goals, the board had the discretion to pay Mr. Milinazzo bonus compensation of more than $275,000. The annual bonus amount was to be less than $275,000 if the target objectives and performance goals were not met. In addition, Mr. Milinazzo was eligible to receive such additional bonus or incentive compensation as the board may have established from time to time in its sole discretion.

On January 5, 2015, we amended Mr. Milinazzo’s employment agreement to provide that, for a limited period of time to be mutually agreed to by us and Mr. Milinazzo, Mr. Milinazzo would receive 50% of his base salary in cash payments, with the remaining 50% to be paid in an equivalent amount of shares of restricted common stock, payable and granted in equal installments in accordance with our normal payroll practices. These shares of restricted stock were to vest immediately and be valued as of the closing price of our common stock on the date of grant. Notwithstanding the foregoing agreement, at Mr. Milinazzo’s request, no shares of restricted common stock were granted to Mr. Milinazzo pursuant to this amendment. Rather, we and Mr. Milinazzo determined that it would be in our mutual best interest to make a single grant of shares of restricted common stock to Mr. Milinazzo having a fair market value, as of the date of grant, equal to 50% of his annual base salary, with such shares vesting on the first anniversary of the date of grant, as opposed to making bi-weekly grants of restricted common stock to Mr. Milinazzo. As such, on January 26, 2015, we issued 1,250 shares of restricted common stock valued at $180 per share, representing the fair market value of our common stock as of the market close on January 26, 2015, in lieu of 50% of his base salary for his employment in 2015, to vest on January 26, 2016.

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On June 29, 2015, we further amended Mr. Milinazzo’s employment agreement to memorialize the payroll adjustment that was made to Mr. Milinazzo’s manner of salary payment on January 26, 2015, and to provide certain additional changes. Specifically, this amendment provided that, until we raise an aggregate of $5 million from investors, Mr. Milinazzo would receive with respect to his employment in 2015, 50% of his base salary in cash payments, with the remaining 50% having been paid to Mr. Milinazzo on January 26, 2015, through the issuance of 1,250 shares of restricted common stock as discussed above, which would be subsequently adjusted based upon the volume-weighted average price of our common stock during the calendar year ended December 31, 2015 (or during the period from January 2, 2015 through his termination date if Mr. Milinazzo’s employment is terminated upon his death or disability, by Mr. Milinazzo for good reason, or by us without cause prior to December 31, 2015) to represent the equivalent of 50% of Mr. Milinazzo’s base salary in 2015. On December 31, 2015, we issued an additional 2,553 shares of restricted common stock as an adjustment pursuant to such amendment, as the value of our common stock declined following the grant to Mr. Milinazzo on January 26, 2015.

On January 21, 2016, we further amended Mr. Milinazzo’s employment agreement to provide that, during the remaining term of his employment, Mr. Milinazzo would receive (A) 50% of his base salary in cash payments, for all days that Mr. Milinazzo works during the remaining term of his employment, at the monthly rate of $18,750, payable in accordance with our regular payroll practices, and (B) a lump-sum payment equivalent to 50% of Mr. Milinazzo’s base salary through June 30, 2016, at the monthly rate of $18,750, payable within 20 business days from the earlier of (x) us raising an aggregate of $5 million from investors, or (y) June 30, 2016.

In accordance with Mr. Milinazzo’s employment agreement, on January 3, 2013, we granted Mr. Milinazzo a nonqualified stock option to purchase 2,104 shares of our common stock, made pursuant to a nonqualified stock option agreement, an incentive stock option to purchase 297 shares of our common stock, made pursuant to an incentive stock option agreement, and 1,600 shares of restricted stock, which are subject to forfeiture until the vesting of such shares, made pursuant to a restricted stock award agreement. The options have an exercise price of $1,012.5, which was the fair market value of our common stock on the date of grant. The options were subject to a three-year vesting period subject to Mr. Milinazzo’s continued service with us, with one-thirty-sixth (1/36th) of such awards vesting each month. The shares of restricted stock initially vested monthly over thirty-six months, with 1/36 vesting on February 3, 2013, March 3, 2013 and April 3, 2013. The grant was then amended to vest annually over three years, with 9/36 vesting on January 3, 2014, and one-third vesting on January 3, 2015 and January 3, 2016. On or before December 31 of each calendar year, Mr. Milinazzo was eligible to receive an additional grant of equity awards equal, in the aggregate, to up to 0.5% of actual outstanding shares of our common stock on the date of grant, provided that the actual amount of the grant was based on his achievement of certain performance objectives as established by the board, in its reasonable discretion, for each such calendar year. Each additional grant was, with respect to any awards that were options, to have an exercise price equal to the fair market value of our common stock, and be subject to a three-year vesting period subject to Mr. Milinazzo’s continued service with us, with one-third of each additional grant vesting equally on the first, second, and third anniversary of the date of grant for such awards. In connection with the equity compensation related to 2013 achievements, on January 29, 2014, Mr. Milinazzo was granted stock options to purchase 346 shares of common stock and 346 restricted shares. In connection with the equity compensation related to 2014 achievements, on January 26, 2015, Mr. Milinazzo was granted stock options to purchase 212 shares of common stock and 212 restricted shares.

Mr. Milinazzo’s employment agreement, as amended, also contains certain noncompetition, non-solicitation, confidentiality, and assignment of inventions requirements for Mr. Milinazzo.

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Pursuant to Mr. Milinazzo’s employment agreement, as amended, if Mr. Milinazzo’s employment had been terminated upon his death or disability, by Mr. Milinazzo for good reason (as such term is defined in Mr. Milinazzo’s employment agreement, as amended), or by us without cause (as such term is defined in Mr. Milinazzo’s employment agreement, as amended), Mr. Milinazzo was entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary and accrued vacation): (i) any unpaid incentive compensation (as such term is defined in the employment agreement, as amended) actually earned or owing as of the termination date; (ii) vesting of 100% of all unvested stock options, restricted stock, stock appreciation rights or similar stock based rights granted to Mr. Milinazzo, and lapse of any forfeiture included in such restricted or other stock grants; (iii) an extension of the exercise period of any outstanding stock options or stock appreciation rights until the earlier of (a) two (2) years from the date of termination, or (b) the latest date that each stock option or stock appreciation right would otherwise expire by its original terms; and i(v) to the fullest extent permitted by our then-current benefit plans, continuation of benefits coverage for the lesser of 12 months after termination or until Mr. Milinazzo obtains coverage from a new employer. If, during the term of the employment agreement, as amended, we terminated Mr. Milinazzo’s employment for cause or Mr. Milinazzo voluntarily terminated his employment, Mr. Milinazzo would have only be entitled to unpaid amounts owed to him and whatever rights, if any, were available to him pursuant to our stock-based compensation plans or any award documents related to any stock-based compensation.

Mr. Milinazzo had no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a change in control. However, if within 24 months following a change in control, (a) Mr. Milinazzo terminated his employment for good reason, or (b) we terminated his employment without cause, the lump sum severance payment to which he would have been entitled to would have been equal to 200% of his base salary, and all stock options, restricted stock, stock appreciation rights or similar stock-based rights granted to him would have vested in full and been immediately exercisable and any risk of forfeiture included in restricted or other stock grants previously made to him would have immediately lapsed.

Pursuant to an option cancellation and release agreement, dated January 26, 2016, between us and Mr. Milinazzo, Mr. Milinazzo agreed to cancel options to purchase 6,422 shares of our common stock at exercise prices ranging from $180 to $1,012.5 previously granted to him. In exchange for the cancellation of Mr. Milinazzo’s options, we granted to Mr. Milinazzo, pursuant to the InspireMD, Inc. 2013 Long-Term Incentive Plan and the 2013 Employee Stock Incentive Plan, which is a sub-plan to the InspireMD, Inc. 2013 Long-Term Incentive Plan, one share of our common stock as of January 26, 2016.

2016 Grants of Plan-Based Awards

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
James Barry, Ph.D.	01/26/2016	(1)	1	—	—	14
President and Chief	07/25/2016		—	70,500	4.75	235,783
Executive Officer	08/01/2016		70,500	—	—	334,871

Craig Shore	01/26/2016	(1)	1	—	—	14
Chief Financial Officer, Secretary	07/25/2016		—	17,625	4.75	60,711
and Treasurer	07/25/2016		17,625	—	—	83,718

Agustin V. Gago	10/24/2016		—	32,000	1.86	43,308
Executive Vice President and Chief Commercial Officer	10/24/2016		—	13,441	1.86	17,933

Alan Milinazzo(2) Former President and Chief Executive Officer	01/26/2016	(1)	1	—	—	14

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(1)	On January 26, 2016, we entered into an option cancellation and release agreement with each of Dr. Barry and Messrs. Shore and Milinazzo, pursuant to which each party agreed to cancel options with exercise prices ranging from $180 to $1,950 previously granted to him and in exchange we granted each party one share of common stock pursuant to the InspireMD, Inc. 2013 Long-Term Incentive Plan and the 2013 Employee Stock Incentive Plan, a sub-plan of the InspireMD, Inc. 2013 Long-Term Incentive Plan.

(2)	Mr. Milinazzo served as our president, chief executive officer and director until his resignation from such positions on June 6, 2016.

Outstanding Equity Awards at December 31, 2016

The following table shows information concerning unexercised options and unvested restricted shares outstanding as of December 31, 2016 for each of our named executive officers.

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(12)		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
James Barry, Ph.D.						200	(1)	500
						62	(2)	155
						70,500	(3)	176,250
	—	70,500	(4)	4.75	07/25/2026

Craig Shore						102	(5)	255
						39	(6)	98
						125	(7)	313
						17,625	(8)	44,063
	—	17,625	(9)	4.75	07/25/2026

Agustin V. Gago	—	32,000	(10)	1.86	10/24/2026
	—	13,441	(11)	1.86	10/24/2026

(1)	These restricted shares will vest on July 14, 2017.
(2)	These restricted shares vest annually, with one-half vesting on each of January 26, 2017 and January 26, 2018.
(3)	These restricted shares will vest on August 1, 2017.
(4)	These options will vest on July 25, 2017.
(5)	These restricted shares vested on January 29, 2017.
(6)	These restricted shares vested on January 31, 2017.
(7)	These restricted shares vest annually, with one-half vesting on each of January 26, 2017 and January 26, 2018.
(8)	These restricted shares vest annually, with one-third vesting on each of July 25, 2017, July 25, 2018 and July 25, 2019.
(9)	These options vest annually, with one-third vesting on each of July 25, 2017, July 25, 2018 and July 25, 2019.
(10)	These options vest annually, with one-half vesting on each of October 24, 2017 and October 24, 2018.
(11)	These options will vest on October 24, 2017.
(12)	On January 26, 2016, we entered into an option cancellation and release agreement with each of Dr. Barry and Mr. Shore, pursuant to which the parties agreed to cancel options with exercise prices ranging from $180 to $1,950.

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Option Exercises and Stock Vested

There were no stock options exercised by our named executive officers during the twelve months ended December 31, 2016.

2011 UMBRELLA Option Plan

On March 28, 2011, our board of directors and stockholders adopted and approved the InspireMD, Inc. 2011 UMBRELLA Option Plan, which was subsequently amended on October 31, 2011 and December 21, 2012. Under the InspireMD, Inc. 2011 UMBRELLA Option Plan, we have reserved 20,000 shares of our common stock as awards to the employees, consultants, and service providers to InspireMD, Inc. and its subsidiaries and affiliates worldwide.

The InspireMD, Inc. 2011 UMBRELLA Option Plan currently consists of three components, the primary plan document that governs all awards granted under the InspireMD, Inc. 2011 UMBRELLA Option Plan, and two appendices: (i) Appendix A, designated for the purpose of grants of stock options and restricted stock awards to Israeli employees, consultants, officers and other service providers and other non-U.S. employees, consultants, and service providers, and (ii) Appendix B, which is the 2011 U.S. Equity Incentive Plan, designated for the purpose of grants of stock options and restricted stock awards to U.S. employees, consultants, and service providers who are subject to the U.S. income tax. On December 21, 2012, the stockholders approved the awarding of “incentive stock options” pursuant to the U.S. portion of the plan.

The purpose of the InspireMD, Inc. 2011 UMBRELLA Option Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. The InspireMD, Inc. 2011 UMBRELLA Option Plan is administered by our compensation committee. Unless terminated earlier by the board of directors, the InspireMD, Inc. 2011 UMBRELLA Option Plan will expire on March 27, 2021.

2013 Long-Term Incentive Plan

On December 16, 2013, our stockholders approved the InspireMD, Inc. 2013 Long-Term Incentive Plan, which was adopted by our board of directors on October 25, 2013.

The purpose of the InspireMD, Inc. 2013 Long-Term Incentive Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. The InspireMD, Inc. 2013 Long-Term Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem. The InspireMD, Inc. 2013 Long-Term Incentive Plan is administered by our compensation committee.

The InspireMD, Inc. 2013 Long-Term Incentive Plan is intended serve as an “umbrella” plan for us and our subsidiaries worldwide. Therefore, if so required, appendices may be added to the InspireMD, Inc. 2013 Long-Term Incentive Plan in order to accommodate local regulations that do not correspond to the scope of the InspireMD, Inc. 2013 Long-Term Incentive Plan. Attached as Appendix A to the InspireMD, Inc. 2013 Long-Term Incentive Plan is the InspireMD, Inc. 2013 Employee Stock Incentive Plan, for the purpose of making grants of stock options, restricted stock, and other stock incentive awards pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (New Version), 1961 to Israeli employees and officers and any other service providers or control holders of us who are subject to Israeli Income Tax.

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When the InspireMD, Inc. 2013 Long-Term Incentive Plan was adopted, a total of 20,000 shares of common stock were reserved for awards under the InspireMD, Inc. 2013 Long-Term Incentive Plan.

On September 9, 2015, our stockholders approved an amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance pursuant to awards under the InspireMD, Inc. 2013 Long-Term Incentive Plan by 18,800 shares of common stock, to a total of 38,800 shares of common stock.

On May 24, 2016, our stockholders approved the second amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance pursuant to awards under the InspireMD, Inc. 2013 Long-Term Incentive Plan by 400,000 shares of common stock, to a total of 438,800 shares of common stock.

On September 28, 2016, our stockholders approved the third amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance pursuant to awards under the InspireMD, Inc. 2013 Long-Term Incentive Plan by 252,000 shares of common stock, to a total of 690,800 shares of common stock.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	333,921		9.99	234,829
Equity compensation plans not approved by security holders	3,500	(1)	1,711.29	—
Total	337,421		27.642	—

(1) Comprised of awards made to individuals outside the InspireMD, Inc. 2011 UMBRELLA Option Plan and 2013 Long Term Incentive Plan, as described below:

●	Options issued to current director: in November 2011, we issued options to purchase an aggregate of 2,900 shares of common stock to Dr. Barer, the chairman of our board of directors. The exercise price of these options is $1,950 per share. An option to purchase 725 shares of common stock vested on April 11, 2013, when our common stock was first listed on a national securities exchange. An option to purchase 725 shares of common stock vested on May 10, 2013, after we received research coverage from a second investment bank that ranked in the top twenty investment banks in terms of life science underwritings. The option to purchase 1,450 shares of common stock vests in substantially equal monthly installments (with any fractional shares vesting on the last vesting date) on the last business day of each calendar month over a two year period from the date of grant, with the first installment vesting on November 30, 2011, provided that Dr. Barer is still providing services to us in some capacity as of each such vesting date.

●	Options issued to our former vice president of global marketing and strategy: in September 2013, we issued options to purchase 600 shares of common stock to David Blossom. The exercise price of these options was $557.50 per share. The options vest annually with one-third vesting on September 16, 2014, September 16, 2015 and September 16, 2016. The options expire on December 16, 2018.

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Change of Control Agreements

We do not currently have any plans providing for the payment of retirement benefits to our officers or directors, other than as described under “Agreements with Executive Officers” above.

We do not currently have any change-of-control or severance agreements with any of our executive officers or directors, other than as described under “Agreements with Executive Officers” above. In the event of the termination of employment of the named executive officers, any and all unexercised stock options shall expire and no longer be exercisable after a specified time following the date of the termination, other than as described under “Agreements with Executive Officers” above.

Director Compensation

The following table shows information concerning our directors, other than James Barry, Ph.D., during the twelve months ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Sol J. Barer, Ph.D.	17,500	-	71,831	-	89,331
Isaac Blech	12,500	-	267,303	-	279,803
Paul Stuka	19,500	-	57,738	-	77,238
James J. Loughlin(2)	27,333	-	-	-	27,333
Michael Berman	16,000	-	52,488	-	68,488
Campbell Rogers, M.D.	13,500	-	48,738	-	62,238
Thomas Kester	11,690	-	29,291	-	40,981

(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the twelve months ended December 31, 2016, in accordance with FASB ASC Topic 718. Fair value of option awards with service conditions is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date. Fair value of option awards with performance and market conditions is based on the Monte-Carlo option pricing model. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Share-based compensation” and Note 2-“Significant Accounting Policies” and Note 10-“Equity” to the Consolidated Financial Statements for the Twelve Months Ended December 31, 2016 included in the Annual Report.
(2)	Mr. Loughlin resigned from our board as of May 24, 2016.

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Name	Shares Subject to Options		Grant Date	Exercise Price	Vesting Schedule	Expiration	Fair Market Value on Grant Date
Sol J. Barer, Ph.D.	4,892	(1)	June 30, 2016	$8.25	Fully vested as of grant date	June 30, 2026	$26,250
	20,000	(2)	December 7, 2016	$3.04	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Dr. Barer is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	December 7, 2026	$45,581
Isaac Blech	7,801	(4)	May 3, 2016	$12.50	Fully vested as of grant date	May 3, 2026	$66,902
	23,401	(4)	May 3, 2016	$12.50	One-third vesting upon the occurrence of any of the events below: (i) The date the company raises $15,000,000 or more in an offering of the issuer’s shares of common stock or other equity interests. (ii) The date the company’s market capitalization equals or exceeds $25,000,000. (iii) The date the company receives research coverage from 3 analysts at investment banks that ranked in the top 20 investment banks in terms of underwritings as of their most recently completed fiscal year and that did not cover the issuer prior to January 22, 2016. (iv) The date the company’s market capitalization equals or exceeds 3 times the issuer’s market capitalization as of January 22, 2016.	May 3, 2026	$161,496
	1,941	(3)	June 30, 2016	$8.25	Fully vested as of grant date	June 30, 2026	$10,417
	12,500	(2)	December 7, 2016	$3.04	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Mr. Blech is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	December 7, 2026	$28,488
Paul Stuka	5,451	(1)	June 30, 2016	$8.25	Fully vested as of grant date	June 30, 2026	$29,250
	12,500	(2)	December 7, 2016	$3.04	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Mr. Stuka is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	December 7, 2026	$28,488
Michael Berman	4,472	(1)	June 30, 2016	$8.25	Fully vested as of grant date	June 30, 2026	$24,000
	12,500	(2)	December 7, 2016	$3.04	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Mr. Berman is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	December 7, 2026	$28,488
Campbell Rogers, M.D.	3,774	(1)	June 30, 2016	$8.25	Fully vested as of grant date	June 30, 2026	$20,250
	12,500	(2)	December 7, 2016	$3.04	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Mr. Rogers is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	December 7, 2026	$28,488
Thomas Kester	10,000	(4)	September 6, 2016	$3.25	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Mr. Kester is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	September 6, 2026	$23,594
	2,500	(2)	December 7, 2016	$3.04	One-third annually in 2017, 2018 and 2019 on the anniversary of the date of grant, provided that Mr. Kester is providing services to us or our subsidiaries or affiliates on the applicable vesting date.	December 7, 2026	$5,697

(1)	These options were granted in lieu of the cash compensation that was owed to them for their services as directors for the fourth calendar quarter of 2015 and the first and second quarters of 2016.

(2)	These options were granted as the director’s 2016 annual director compensation.

(3)	These options were granted in lieu of the cash compensation for their services as directors for the first and second calendar quarters of 2016.

(4)	These options were granted upon the directors’ appointment to our board of directors.

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For the 2016 calendar year, our board approved the following compensation for our independent directors: (i) a $25,000 stipend, payable quarterly; (ii) annual committee chair compensation (effective April 1, 2014) of $12,000 for the chairman of the audit committee, $8,000 for the chairman of the compensation committee and $5,000 for the chairmen of the nominating and corporate governance committee and the research and development committee; (iii) annual committee membership compensation (effective April 1, 2014) of $4,000 for members of the audit committee and the compensation committee and $2,000 for members of the nominating and corporate governance committee and the research and development committee; (iv) an option to purchase 12,500 shares of our common stock for each board member; and (v) an option to purchase an additional 7,500 shares of our common stock for the chairman of the board.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, Mr. Stuka and Dr. Barer served on our compensation committee. Our former director, Mr. Loughlin, served on our compensation committee until his resignation on May 24, 2016. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF Kesselman & Kesselman, Certified Public Accountants, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Kesselman & Kesselman, Certified Public Accountants (“Kesselman”), a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm for the year ending December 31, 2017, subject to stockholder ratification.

Kesselman served as our independent registered public accounting firm for the years ended December 31, 2016 and 2015. Representatives of Kesselman will not be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

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The fees billed for professional services provided to us by Kesselman for the years ended December 31, 2016 and 2015 are described below.

Audit Fees

Kesselman billed us audit fees in the aggregate amount of $119,000 for the years ended December 31, 2016 and 2015. These fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

Audit-Related Fees

Kesselman billed us audit-related fees in the aggregate amount of $109,000 and $47,000 for the year ended December 31, 2016 and 2015, respectively. The fees for the year ended December 31, 2016 mostly related to our prospectus supplements filed with the SEC on March 16, 2016 and July 1, 2016.

The fees for the year ended December 31, 2015 mostly related to our prospectus supplement filed with the SEC on March 4, 2015.

Tax Fees

Kesselman billed us tax fees in the aggregate amount of $38,675 and $51,525 for the year ended December 31, 2016 and 2015, respectively. These fees relate to professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Kesselman did not bill us for any other fees for the year ended December 31, 2016 and 2015.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

Our audit committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, except for de minimis non-audit services that are approved by the audit committee prior to the completion of the audit. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals is presented to the full audit committee at its next scheduled meeting. The audit committee pre-approved all of the fees set forth above.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of Kesselman as the independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2017. In the event that the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the audit committee determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of our voting securities represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that vote for or against such proposal is required to adopt the proposal to ratify the appointment of Kesselman as our independent registered public accounting firm for the year ending December 31, 2017.

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The board of directors recommends a vote FOR the ratification of the appointment of Kesselman
& Kesselman, Certified Public Accountants.

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. The proposal must be received no later than January 15, 2018, after which date such stockholder proposal will be considered untimely. Stockholders wishing to submit nominations of persons for election to the board of directors or proposals of business to be presented directly at the annual meeting instead of for inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our amended and restated bylaws. To be timely in connection with our next annual meeting, such a stockholder nomination or proposal must be received by our Secretary at our principal executive offices between March 1, 2018 and March 31, 2018.

A copy of InspireMD, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832.

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INSPIREMD, INC.
ATTN: CRAIG SHORE
4 Menorat Hamaor St.
Tel Aviv, Israel 6744832

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01 James Barry, Ph.D. 02 Thomas J. Kester

**The Board of Directors recommends you vote FOR the following proposal:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000338183_1 R1.0.1.15

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

**INSPIREMD, INC**
**NOTICE OF ANNUAL MEETING OF STOCKHOLDERS**
**To Be Held June 29, 2017**
**This proxy is solicited by the Board of Directors**

The undersigned hereby constitutes and appoints Craig Shore and James Barry, Ph. D., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of InspireMD, Inc. held of record by the undersigned on May 8, 2017 at the Annual Meeting of Stockholders to be held at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, on June 29, 2017, at 11:30 a.m. New York time, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on this proxy card. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000338183_2 R1.0.1.15